UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2024 (the “Termination Effective Date”), Marinus Pharmaceuticals, Inc. (the “Company”) and Orion Corporation (“Orion”) entered into a Termination and Release Agreement (the “Termination Agreement”) to terminate, as of the Termination Effective Date, (i) that certain Collaboration Agreement by and between Orion and the Company, dated as of July 30, 2021 (the “Collaboration Agreement”); (ii) that certain Manufacturing and Supply Agreement by and between Orion and the Company, dated as of October 24, 2022 (the “Supply Agreement”); and (iii) a number of ancillary agreements related to the Collaboration Agreement and the Supply Agreement. The Termination Agreement also provided a mutual release of claims. The Termination Agreement was entered into in connection with the Company’s review of its strategic alternatives.

Under the terms of the Termination Agreement, Orion is not required to pay to the Company the five hundred thousand Euros (€500,000) development costs payment associated with the Collaboration Agreement which would otherwise have been due for the fourth quarter of 2024 under the Collaboration Agreement. In addition, the Company will pay to Orion one million five hundred thousand Euros (€1,500,000) within ten (10) business days after the first to occur of (i) the closing of a transaction between the Company and a third party transferring or selling all or substantially all of the Company’s assets or business that relate to a biopharmaceutical product which incorporates ganaxolone as the sole active ingredient or in combination with one or more other active ingredients (in the same formulation) for any of the indications for which Orion was granted commercialization rights pursuant to the Collaboration Agreement; or (ii) the Company’s merger or consolidation or similar transaction constituting a change of control of the Company; or (iii) June 30, 2025.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

The information regarding the termination of the Collaboration Agreement included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Termination and Release Agreement, dated December 23, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: December 30, 2024	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Operating Officer, Chief Financial Officer and Treasurer